UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

INNOVATE BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615

(Address of principal executive offices)

(919) 275-1933

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These forward-looking statements are based on our current expectations and beliefs and necessarily involve significant risks and uncertainties that may cause our actual results, performance, prospects and opportunities in the future to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to our limited operating history; our need for substantial additional funding; the lengthy, expensive and uncertain nature of the clinical trial process; results of earlier studies and trials not being predictive of future trial results; our need to attract and retain senior management and key scientific personnel; our reliance on third parties; our ability to manage our growth; potential delays in commencement and completion of clinical studies; our ability to obtain and maintain effective intellectual property protection; and other risks described in greater detail in “Risk Factors” of our Annual Report on Form 10-K. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and we assume no obligation to update or revise them to reflect new events or circumstances except as required by law.

Explanatory Note

On January 29, 2018, Monster Digital, Inc. (“Monster”), a Delaware corporation now known as Innovate Biopharmaceuticals, Inc. (the “Company”), completed a reverse recapitalization with privately-held Innovate Biopharmaceuticals Inc. (“Private Innovate”), which changed its name in connection with the transaction to “IB Pharmaceuticals Inc. (“IB Pharmaceuticals”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 3, 2017, as amended, (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”), and Private Innovate. Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”).

 On February 2, 2018, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other items, the consummation of the Merger. This Current Report on Form 8-K provides (i) Management’s Discussion and Analysis of Financial Condition and Results of Operations for Private Innovate for the year ended December 31, 2017, (ii) the historical audited financial statements of Private Innovate as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016, and (iii) the unaudited condensed combined pro forma financial information of Innovate as of and for the year ended December 31, 2017 as well as, as of and for the period ended September 30, 2017 as required by Items 9.01(a) and 9.01(b) of Current Report on Form 8-K, respectively.

As used in this report, the words “we”, “us”, “our,” the “Company” and “Innovate” refer to the business of Private Innovate prior to the Merger and the Company following the Merger.

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Item 8.01	Other Events.

INNOVATE BIOPHARMACEUTICALS INC. (PRIVATE INNOVATE)
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Company Overview

Innovate is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet needs, including drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), Crohn's disease and ulcerative colitis (UC). The lead program, INN-202 (larazotide acetate or larazotide) is entering Phase 3 registration trials, targeted for the second half of 2018, and has the potential to be the first-to-market therapeutic for celiac disease, an unmet medical need, which affects an estimated 1% of the North American population or approximately 3 million individuals. Celiac patients have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Another indication for which larazotide is currently being developed is NASH. NASH is an unmet need disease affecting approximately 5%-6% of the U.S. adult population. There are currently several drugs in development; however, to our knowledge, none have larazotide's MoA. We are developing a proprietary formulation of larazotide, INN-217, for efficient delivery to the intestine. INN-217 has the potential to reduce the transport of lipopolysaccharide (LPS), which is produced by gram negative bacteria in the gut, from the intestinal lumen to the liver via the portal circulation.

Innovate’s second product candidate, INN-108, is an oral tablet that uses an azo-bonded pro-drug approach linking mesalamine to 4-APAA and is in development for the treatment of mild to moderate UC. INN-108 is targeted to enter a proof-of-concept Phase 2 trial in 2018.

Since its inception in January 2012, Innovate has focused its efforts and resources on identifying and developing its programs. Innovate has not had any products approved for commercial sale and has incurred operating losses in each year since inception. Substantially all of its operating losses resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations.

On January 29, 2018, Monster Digital, Inc. (“Monster”), a Delaware corporation now known as Innovate Biopharmaceuticals, Inc. (the “Company”), completed a reverse recapitalization with privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 3, 2017 (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”), and Private Innovate. Pursuant to the Merger Agreement, Merger Sub merged with and into Private Innovate with Private Innovate surviving as the wholly owned subsidiary of the Company (the “Merger”). Immediately following the Merger, the Company changed its name to Innovate Biopharmaceuticals, Inc.

Innovate expects to continue to incur significant expenses and increasing operating losses for the foreseeable future, which may fluctuate significantly between periods. Innovate anticipates that its expenses will increase substantially as it:

•	continues research and development, including preclinical and clinical development of its existing product candidates;

•	potentially seeks regulatory approval for its product candidates;

•	commercializes any product candidates for which it obtains regulatory approval;

•	maintains and protects its intellectual property rights;

•	adds operational, financial and management information systems and personnel; and

•	incurs additional legal, accounting and other expenses in operating as a public company.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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Use of Estimates. While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Form 8-K, we believe that the following accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements and understanding and evaluating our reported financial results.

Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, deferred compensation, and management’s assessment of Innovate’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Accrued Expenses. Innovate incurs periodic expenses such as research and development, salaries, taxes, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by Innovate prior to them being invoiced. When a vendor’s invoice is not received, Innovate is required to estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on Innovate’s behalf and estimating the level of service performed and the associated cost incurred for the service when Innovate has not yet been invoiced or otherwise notified of the actual cost. The majority of Innovate’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. Innovate estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time. Innovate periodically confirms the accuracy of its estimates with the service providers and makes adjustments if necessary.

Research and Development.  Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, manufacturing of pharmaceutical active ingredients and drug products, costs associated with clinical trials, nonclinical activities, regulatory activities, research-related overhead expenses and fees paid to expert consultants, external service providers and contract research organizations which conduct certain research and development activities on behalf of the Company. Costs incurred in the research and development of products are charged to research and development expense as incurred.

Costs for preclinical studies and clinical trial activities are recognized based on an evaluation of vendors’ progress towards completion of specific tasks, using data such as patient enrollment, clinical site activations or information provided by vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. The Company determines accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of trials, or the services completed. The estimates of accrued expenses as of each balance sheet date are based on the facts and circumstances known at the time.

Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made.

Share-Based Compensation.  Innovate accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the statements of operations based on its fair value at the grant date. The expense associated with share-based compensation is recognized on a straight-line basis over the requisite service period of each award; however, the amount of compensation expense recognized at any date must at least equal the portion of the grant-date value of the award that is vested at that date. For share-based compensation granted to non-employees, the measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

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Recently Issued Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. This guidance is intended to provide clarity and reduce diversity in practice as to when changes to the terms or conditions of share-based payments are accounted for as modifications. Under this new guidance, entities will apply modification accounting if the fair value, vesting conditions or classification of the award changes. This guidance will be effective for annual reporting periods beginning after December 15, 2017, including interim periods within those annual reporting periods, and early adoption is permitted. The guidance per ASU 2017-09 is to be adopted prospectively to an award modified on or after the adoption date. The Company does not anticipate a material impact to the Company’s financial statements as a result of the adoption of this guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The FASB issued ASU 2016-09 to improve U.S. GAAP by providing guidance on the cash flow statement classification of eight specific areas where there is existing diversity in practice. The FASB expects that the guidance in this ASU will reduce the current and potential future diversity in practice in such areas. This ASU is effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this ASU on the Company’s financial statements.

Results of Operations

Comparison of the Years Ended December 31, 2017 and 2016

The following table sets forth the key components of Innovate’s results of operations for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016	$ Change	% Change

Operating expenses:
Research and development	$4,007,911	$1,945,806	$2,062,105	106%
General and administrative	7,161,612	3,470,429	3,691,183	106%
Total operating expenses	11,169,523	5,416,235	5,753,288	106%

Loss from operations	(11,169,523)	(5,416,235)	(5,753,288)	106%
Interest expense, net	(436,294)	(203,811)	(232,483)	114%

Net loss	$(11,605,817)	$(5,620,046)	$(5,985,771)	107%

Research and Development Expense

Research and development expense for the year ended December 31, 2017 increased approximately $2.1 million, or 106%, as compared to the year ended December 31, 2016. The increase was primarily due to an increase of $2.1 million in share-based compensation expense for stock options granted to consultants working on Innovate’s development programs, and to an approximate $391,000 net increase in manufacturing, clinical and regulatory costs for the development of Innovate’s INN-202 and INN-108 programs, partially offset by the absence of $525,000 in license fees related to the execution of the Alba License agreement in 2016.

General and Administrative Expense

General and administrative expense for the year ended December 31, 2017 increased approximately $3.7 million, or 106%, as compared to the year ended December 31, 2016. The increase was primarily comprised of a $2.9 million increase in share-based compensation expense for stock options granted to employees and to consultants providing transaction advisory and business development services, partially offset by an approximate $1.0 million decrease in compensation expense due to the absence of certain bonus milestones which were accrued for during 2016. In addition, legal, accounting, and transaction advisory services were higher in the aggregate by approximately $1.2 million primarily related to the Merger, and business development and patent support expenses increased by approximately $399,000 primarily in connection with the Company’s INN-202 and INN-108 programs.

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Interest Expense, net

Interest expense, net for the year ended December 31, 2017 increased by approximately $0.2 million, or 114%, as compared to the year ended December 31, 2016. The increase was due to the increase in the principal amount of convertible debt outstanding from $3.4 million at December 31, 2016 to $8.6 million at December 31, 2017.

Liquidity and Going Concern

Going Concern

The accompanying financial statements have been prepared on a basis which assumes that Innovate will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. There is substantial doubt that Innovate will continue as a going concern for at least 12 months following the date these financial statements are issued, without additional financing based on Innovate’s limited operating history and recurring operating losses. Management’s plans with regard to these matters include seeking additional debt or equity financing arrangements or entering into strategic partnerships. The failure to obtain sufficient financing or strategic partnerships could adversely affect the Company’s ability to achieve its business objectives and continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should Innovate be unable to continue as a going concern.

Sources of Liquidity

Innovate has funded its operations primarily through the issuance of approximately $8.6 million of convertible promissory notes. As of December 31, 2017, Innovate had cash of approximately $356,000, compared to approximately $361,000 as of December 31, 2016. Innovate expects to incur substantial expenditures in the foreseeable future for the development and clinical trials of its INN-202 and INN-108 product candidates. Innovate will continue to require additional financing to develop its product candidates and fund operations for the foreseeable future. Innovate will continue to seek funds through debt or equity financings, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements, or other sources of financing. If Innovate is unable to raise additional funds when needed, its ability to develop its product candidates may be impaired. Innovate may also be required to delay, reduce, or terminate some or all of its development programs and clinical trials.

On January 29, 2018 the Company completed the Merger, which was accounted for as a reverse recapitalization. Immediately prior to the closing of the Merger, accredited investors purchased shares of common stock of the Company in a private placement for gross proceeds of approximately $18.1 million, or $16.5 million, net of approximately $1.5 million in placement agent fees and $80,000 in non-accountable expense costs (the “Equity Issuance”). Additionally, the Company issued five-year warrants to each cash purchaser of common stock, or an aggregate of approximately 1.4 million warrants, with an exercise price of $3.18 after giving effect to the exchange ratio. The Company also issued 349,555 five-year warrants with an exercise price of $2.54 and 279,862 five-year warrants with an exercise price of $3.18 to the respective placement agents and their affiliates.

Concurrently with the Equity Issuance, convertible promissory notes issued by the Company in the aggregate principal amount of approximately $8.6 million plus accrued interest of $582,000 were converted into shares of Company common stock at an exercise price per share of $0.72 (the “Conversion”), which reflected a 25% discount relative to the shares issued pursuant to the Equity Issuance (the “Conversion Discount”). The Conversion Discount represented a beneficial conversion feature of approximately $3.1 million which will be recorded as a charge to interest expense and a credit to additional paid-in capital.

On January 29, 2018, the Company entered into a Note Purchase Agreement and Senior Note Payable (“Note”) with a lender.  The principal amount of the Note is $4.8 million.  The Note was issued at a discount of $1.8 million and net of $20,000 for financing costs, for total proceeds of $2.98 million.  The Note matures on September 30, 2018 (“Maturity Date”); however, the Maturity Date may be extended at the option of the lender under certain circumstances as outlined in the Note.  Interest on the Note accrues starting on the closing date at a rate of 12.5% per annum and payments of interest only are due beginning on March 30, 2018 and compound quarterly.

Cash Flows

The following table sets forth the primary sources and uses of cash for the years ended December 31, 2017 and 2016:

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The following table sets forth our cash flows for the periods indicated:

	Year Ended December 31,
	2017	2016

Net cash (used in) provided by:
Operating activities	$(5,096,546)	$(2,172,823)
Investing activities	(38,727)	(83,573)
Financing activities	5,130,025	2,613,000
Net (decrease) increase in cash and cash equivalents	$(5,248)	$356,604

Operating Activities

For the year ended December 31, 2017, Innovate’s net cash used in operating activities of approximately $5.1 million primarily consisted of a net loss of $11.6 million, offset by adjustments for share-based compensation of approximately $6.0 million, accrued interest of approximately $0.4 million, an increase in accounts payable of approximately $0.9 million and a decrease in accrued expenses of approximately $0.5 million.

For the year ended December 31, 2016, Innovate’s net cash used in operating activities of approximately $2.2 million primarily consisted of a net loss of $5.6 million, offset by adjustments for share-based compensation of $1.0 million and accrued interest of approximately $0.2 million, and increases of approximately $1.2 million and $1.0 million in accrued expenses and accounts payable, respectively.

Investing Activities

Net cash used in investing activities for 2017 represented the purchase of office furniture, computer equipment and leasehold improvements. Net cash used in investing activities in 2016 represented net loans to a related party and approximately $9,000 for the purchase of computer equipment.

Financing Activities

Net cash provided by financing activities for all periods presented primarily consisted of proceeds from convertible promissory notes.

Future Funding Requirements

Innovate has not generated any revenue from product sales or any other activities. Innovate does not expect to generate significant revenue unless and until it obtains regulatory approval of and commercializes, or out licenses, any of its product candidates and does not know when, or if, these will occur. In addition, Innovate expects its expenses to significantly increase in connection with its ongoing development activities, particularly as it continues the research, development and clinical trials of, and seeks regulatory approval for, its product candidates. In addition, subject to obtaining regulatory approval of its product candidates, Innovate expects to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. Innovate anticipates that it will need substantial additional funding in connection with its continuing operations, including increased costs associated with becoming a public company.

Contractual Obligations and Commitments

In October 2017, the Company entered into a new three-year lease for office space that expires on September 30, 2020. Base annual rent is $60,000, or $5,000 per month. The first two months of rent were paid in advance upon lease signing and the next ten months of rent was paid in advance on November 30, 2017. Beginning with month thirteen, monthly payments of $5,000 will be paid in advance of the first day of each month of the remaining term. A security deposit of $5,000 was paid in October 2017. The lease contains a two-year renewal option.

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The Company has employment agreements with certain executives of the Company (the “Executives” or the “Executive Agreements”). Under the terms of the Executive Agreements, the Company has agreed to pay the executives certain payments upon the achievement of financial milestone events. These milestone events were based on total debt or equity funding received by the Company. During the year ended December 31, 2017, the initial funding milestone was reached and the executives were paid $145,000 in accordance with the terms of the Executive Agreements. As of December 31, 2017, $1,065,225 of these deferred compensation payments were included in accrued expenses and were paid during February 2018.

During the period from January 1, 2018 through January 29, 2018, the Company issued additional convertible debt in an aggregate amount of $270,000 to third-party investors.

Innovate is obligated to make future payments to third parties under in-license agreements, including sublicense fees, royalties, and payments that become due and payable on the achievement of certain development and commercialization milestones. As the amount and timing of sublicense fees and the achievement and timing of these milestones are not probable and estimable, such commitments have not been included on Innovate’s balance sheet or in the contractual obligations table above.

Off-Balance Sheet Arrangements

As of December 31, 2017, Innovate had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K as promulgated by the SEC.

Description of Capital Stock

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

General

The Company’s authorized capital stock consists of 360,000,000 shares of capital stock, par value $0.0001 per share, of which 350,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 of preferred stock, par value $0.0001. As of the date hereof, the Company has 23,826,864 shares of common stock outstanding held by approximately 182 shareholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Warrants

As of the date of this Current Report on Form 8-K, the Company has warrants outstanding, which entitle their holders to purchase (i) 1,702,216 shares of common stock, with a term of five years and an exercise price of $3.14 per share, and (ii) 349,555 shares of common stock, with a term of five years and an exercise price of $2.54 per share. Such warrants contain certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, and similar business combinations.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter and Bylaw Provisions

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Certain Limitations on Stockholder Actions.    Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;
•	propose that a director be removed;
•	propose any repeal or change in our bylaws; or
•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
•	the stockholder's name and address;
•	any material interest of the stockholder in the proposal;
•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and
•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice not less than 90 days prior the anniversary date of the immediately preceding annual meeting of stockholders.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder's proposal or nominee will be ineligible and will not be voted on by our stockholders.

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Recent Sales of Unregistered Securities

In March 2016, Monster issued a confidential Private Placement Memorandum (the “March 2016 PPM”) for a maximum of 3,000,000 shares of Series A Convertible Preferred Stock, with a purchase price of $1.00 per share and convertible into one share of Monster’s common stock and having an 8%, noncumulative dividend. 2,802,430 shares of Series A Preferred Stock were subscribed for net proceeds of approximately $2.4 million.

In February 2017, Monster issued a Private Placement Memorandum (the “February 2017 PPM”) to raise up to total of $2,000,000. In March 2017, Monster issued 70,000 shares at $1.50 per share and 203,478 shares at $1.15 per share pursuant to the February 2017 PPM for aggregate gross proceeds of $339,000 and net proceeds, after deducting for commission and placement agent fees and expenses, of approximately $307,000. In April 2017, Monster issued an additional 116,000 shares at $1.15 for aggregate gross proceeds of $133,400 and net proceeds, after deducting for commission, of approximately $112,000.

On January 29, 2018, Private Innovate issued 31,678,964 shares of common stock at $0.9609 per share and five-year warrants to purchase 3,774,039 shares of common stock at an exercise price of $1.201125 for aggregate gross proceeds of $18,132,660.50. The shares were exchanged in connection with the Merger for 11,938,632 shares of common stock. The warrants were exchanged in connection with the Merger for warrants to purchase 2,051,771 shares of common stock.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with Monster or Private Innovate (as applicable) or otherwise, to information about Monster or Private Innovate (as applicable).

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Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

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Innovate

Biopharmaceuticals, Inc.

Financial Statements

December 31, 2017 and 2016

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Innovate Biopharmaceuticals Inc.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

INNOVATE BIOPHARMACEUTICALS INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Innovate Biopharmaceuticals Inc. (“Company”) as of December 31, 2017 and 2016, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Mayer Hoffman McCann, P.C.

We have served as the Company’s auditor since 2014.

Irvine, CA

March 13, 2018

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INNOVATE BIOPHARMACEUTICALS INC.

BALANCE SHEETS

	Year Ended December 31,
	2017	2016
Assets
Current assets:
Cash	$355,563	$360,811
Prepaid expenses	161,844	12,085
Deferred offering costs	159,795	-
Due from related party	75,000	75,000
Total current assets	752,202	447,896

Property and equipment, net	40,707	7,767
Other assets	5,580	-

Total assets	$798,489	$455,663

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,658,637	$1,752,045
Accrued expenses	1,180,225	1,723,225
Convertible promissory notes, net	8,329,045	-
Convertible promissory notes, related party, net	244,816	-
Accrued interest	560,380	-
Total current liabilities	12,973,103	3,475,270

Convertible promissory notes, net	-	3,166,137
Convertible promissory notes, related party, net	-	238,199
Accrued interest	-	163,611

Total liabilities	12,973,103	7,043,217

Commitments and contingencies (Note 10)

Stockholders’ deficit
Common stock — $0.001 par value, 250,000,000 and 100,000,000 shares authorized; 31,545,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	31,545	31,545
Additional paid-in capital	7,147,532	1,128,800
Stock subscription receivable	-	(25)
Accumulated deficit	(19,353,691)	(7,747,874)
Total stockholders’ deficit	(12,174,614)	(6,587,554)

Total liabilities and stockholders’ deficit	$798,489	$455,663

The accompanying notes are an integral part of these financial statements.

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INNOVATE BIOPHARMACEUTICALS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2017	2016

Operating expenses:
Research and development	$4,007,911	$1,945,806
General and administrative	7,161,612	3,470,429
Total operating expenses	11,169,523	5,416,235

Loss from operations	(11,169,523)	(5,416,235)

Other income (expense), net:
Interest income	-	94
Interest expense	(436,294)	(203,905)
Total other income (expense)	(436,294)	(203,811)

Loss before income taxes	(11,605,817)	(5,620,046)
Provision for income taxes	-	-

Net loss	$(11,605,817)	$(5,620,046)

Net loss per share, basic and diluted	$(0.37)	$(0.18)

Weighted-average common shares, basic and diluted	31,545,000	31,545,000

The accompanying notes are an integral part of these financial statements.

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INNOVATE BIOPHARMACEUTICALS INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Stock	Total
			Paid-in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance as of December 31, 2015	31,545,000	$31,545	$-	$(2,127,828)	$(25)	$(2,096,308)
Stock-based compensation	-	-	1,048,800	-	-	1,048,800
Debt conversion feature	-	-	80,000	-	-	80,000
Net loss	-	-	-	(5,620,046)	-	(5,620,046)
Balance as of December 31, 2016	31,545,000	$31,545	$1,128,800	$(7,747,874)	$(25)	$(6,587,554)
Stock-based compensation	-	-	6,018,732	-	-	6,018,732
Receipt of stock subscription	-	-	-	-	25	25
Net loss	-	-	-	(11,605,817)	-	(11,605,817)
Balance as of December 31, 2017	31,545,000	$31,545	$7,147,532	$(19,353,691)	$-	$(12,174,614)

The accompanying notes are an integral part of these financial statements.

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INNOVATE BIOPHARMACEUTICALS INC.

 STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(11,605,817)	$(5,620,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,787	806
Accrued interest on convertible promissory notes	396,769	166,905
Amortization of debt discount	39,525	37,000
Share-based compensation	6,018,732	1,048,800
Changes in operating assets and liabilities:
Prepaid expenses	(149,759)	(10,287)
Deferred offering costs	(159,795)	-
Other assets	(5,580)	-
Accounts payable	906,592	1,020,433
Accrued expenses	(543,000)	1,211,731
Due to related party	-	(28,165)
Net cash used in operating activities	(5,096,546)	(2,172,823)

Cash flows from investing activities
Purchase of property and equipment	(38,727)	(8,573)
Loan to related party	-	(135,000)
Loan payments from related party	-	60,000
Net cash used in investing activities	(38,727)	(83,573)

Cash flows from financing activities
Borrowings from convertible promissory notes	5,130,000	2,613,000
Proceeds from stock subscription receivable	25	-
Net cash provided by financing activities	5,130,025	2,613,000
Net (decrease) increase in cash	(5,248)	356,604

Cash as of beginning of year	360,811	4,207

Cash as of end of year	$355,563	$360,811

Supplemental disclosure of cash flow information
Conversion of due to related party to convertible promissory note	$-	$35,737
Conversion of accrued interest to convertible promissory notes	$-	$28,574
Debt conversion feature	$-	$80,000

The accompanying notes are an integral part of these financial statements.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Innovate Biopharmaceuticals Inc. (the “Company”) is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet needs. The Company’s pipeline includes drug candidates for celiac disease, NASH, Crohn's, and ulcerative colitis. The Company was originally incorporated in the state of North Carolina on January 12, 2012 as GI Therapeutics, Inc.

On April 10, 2014 the Company changed its name from GI Therapeutics, Inc. to Innovate Biopharmaceuticals, Inc. and reincorporated in Delaware on June 23, 2014.

On January 29, 2018 the Company completed a Merger, as defined in Note 11, accounted for as a reverse recapitalization, and completed an equity financing (the “Equity Issuance”) and a debt financing. See Note 11 regarding significant Company events that occurred subsequent to December 31, 2017.

Business Risks

The Company faces risks associated with companies whose products are in the early stage of development. These risks include, among others, the Company’s need for additional financing to achieve key development milestones, the need to defend intellectual property rights, and the dependence on key members of management.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, deferred compensation, valuation allowance for income tax assets and management’s assessment of the Company’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Concentration of Credit Risk

Cash consists of checking accounts. While cash held by financial institutions may at times exceed federally insured limits, management believes that no material credit or market risk exposure exists due to the high quality of the financial institutions. The Company has not experienced any losses on such accounts.

Property and Equipment

The Company records property and equipment at cost. Improvements and betterments that add new functionality or extend the useful life of the asset are capitalized, while general repairs and maintenance are expensed as incurred. The Company depreciates its property and equipment over the estimated useful lives of the assets, typically three years, using the straight-line method. Leasehold improvements are amortized over the lesser of their estimated useful lives or the lives of the underlying leases, whichever is shorter. Both depreciation and amortization expense for leasehold improvements has been included in general and administrative expenses in the accompanying statements of operations and comprehensive loss.

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INNOVATE BIOPHARMACEUTICALS INC.

 NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Accrued Expenses

The Company incurs periodic expenses such as research and development, salaries, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by the Company prior to them being invoiced. When a vendor’s invoice is not received, the Company is required to estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time.

Accrued expenses consisted of the following as of December 31:

	2017	2016
Compensation and benefits	$1,065,225	$1,682,900
Other	115,000	40,325
Total	$1,180,225	$1,723,225

Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, manufacturing of pharmaceutical active ingredients and drug products, costs associated with clinical trials, nonclinical activities, regulatory activities, research-related overhead expenses and fees paid to expert consultants, external service providers and contract research organizations which conduct certain research and development activities on behalf of the Company. Costs incurred in the research and development of products are charged to research and development expense as incurred.

Costs for preclinical studies and clinical trial activities are recognized based on an evaluation of vendors’ progress towards completion of specific tasks, using data such as patient enrollment, clinical site activations or information provided by vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. The Company determines accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of trials, or the services completed. The estimates of accrued expenses as of each balance sheet date are based on the facts and circumstances known at the time.

Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made.

Share-Based Compensation

The Company measures compensation cost for share-based payment awards granted to employees and non-employee directors at fair value using the Black-Scholes-Merton option-pricing model. Compensation expense is recognized on a straight-line basis over the service period for awards expected to vest. Stock-based compensation cost related to share-based payment awards granted to non-employees is adjusted each reporting period for changes in the fair value of the Company’s stock until the measurement date. The measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and the tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse.

Net deferred tax assets are recognized to the extent the Company’s management believes these assets will more likely than not be realized. In making such determination, management considers all positive and negative evidence, including reversals of existing temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is recorded to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management periodically reviews its deferred tax assets for recoverability and its estimates and judgments in assessing the need for a valuation allowance.

The Company recognizes a tax benefit from uncertain positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

These tiers include:

•	Level 1 — defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2 — defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2017, and 2016, the recorded values of cash, accounts payable, accrued expenses, and convertible notes approximate their fair values due to the short-term nature of the instruments.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting and underwriters’ fees incurred as of December 31, 2017 that are related to the Equity Issuance. Following the completion of the Equity Issuance on January 29, 2018, these costs will be charged to additional paid-in capital. See Note 11 regarding significant Company events that occurred subsequent to December 31, 2017.

Patent Costs

Costs associated with the submission of patent applications are expensed as incurred given the uncertainty of the future economic benefits of the patents. Patent and patent related legal and administrative costs included in general and administrative expenses were approximately $409,000 and $295,000 for the years ended December 31, 2017 and 2016, respectively.

Net Loss Per Share

The Company calculates net loss per share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. As the Company had a net loss for all periods presented; accordingly, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted earnings per share are the same. For the years ended December 31, 2017 and 2016, 4,971,914 and 2,852,074 potentially dilutive securities related to stock options issued and outstanding have been excluded from the computation of diluted weighted shares outstanding because the effect would be anti-dilutive.

Comprehensive Loss

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the financial statements in the period in which they are recognized. Net loss and other comprehensive loss, including foreign currency translation adjustments and unrealized gains and losses on investments are reported, net of their related tax effect, to arrive at a comprehensive loss. For the years ended December 31, 2017 and 2016, comprehensive loss was equal to the net loss.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s operations are in North America.

Reclassification

A reclassification of prior year “Convertible promissory notes, net” to “Convertible promissory notes, related party, net” was made to conform to current year presentation. This reclassification had no effect on the reported results of operations or on the reported amount of cash flows for the prior year.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. This guidance is intended to provide clarity and reduce diversity in practice as to when changes to the terms or conditions of share-based payments are accounted for as modifications. Under this new guidance, entities will apply modification accounting if the fair value, vesting conditions or classification of the award changes. This guidance will be effective for annual reporting periods beginning after December 15, 2017, including interim periods within those annual reporting periods, and early adoption is permitted. The guidance per ASU 2017-09 is to be adopted prospectively to an award modified on or after the adoption date. The Company does not anticipate a material impact to the Company’s financial statements as a result of the adoption of this guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The FASB issued ASU 2016-09 to improve U.S. GAAP by providing guidance on the cash flow statement classification of eight specific areas where there is existing diversity in practice. The FASB expects that the guidance in this ASU will reduce the current and potential future diversity in practice in such areas. This ASU is effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this ASU on the Company’s financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these financial statements are issued without additional financing, based on the Company’s limited operating history and recurring operating losses. Management’s plans with regard to these matters include seeking additional debt or equity financing arrangements or entering into strategic partnerships. The failure to obtain sufficient financing or strategic partnerships could adversely affect the Company’s ability to achieve its business objectives and continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

On January 29, 2018 the Company completed a Merger, as defined in Note 11, accounted for as a reverse recapitalization, and completed the Equity Issuance and a debt financing. See Note 11 regarding significant Company events that occurred subsequent to December 31, 2017.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Furniture and fixtures	$9,382	$-
Computer equipment	12,971	8,573
Leasehold improvements	24,947	-
Property and equipment	$47,300	$8,573
Accumulated depreciation	(6,593)	(806)
Property and equipment, net	$40,707	$7,767

Depreciation expenses relating to property and equipment were approximately $6,000 and $1,000 for the years ended December 31, 2017 and 2016, respectively.

NOTE 4: RELATED PARTY TRANSACTIONS

Certain owners of the Company were hired as executive employees (“Executives”) of the Company during 2016. In prior years, these Executives paid certain expenses on behalf of the Company and provided certain consulting services through companies owned by the Executives (“Executive Companies”). During 2016 there were no consulting expenses incurred to the Executives or Executive Companies and there were no expenses paid by the Executives. During 2016, approximately $28,000 of the amount due to related parties was paid to the Executives with the remaining $36,000 converted to convertible promissory notes. In addition, during 2016, approximately $14,000 of accrued interest was converted to convertible promissory notes.

During 2015 and 2016, certain Executives and the CEO of the Company provided services to the Company in management roles for which they had not been paid for. The Company has recorded the value of the services performed based on the expected amounts to be paid in the future for the services performed. Management believes that the amount of expense accrued represents the fair value for the services performed by these executives. Certain executives are also stockholders of the Company. During 2017 and 2016, the Company recorded approximately $524,000 in salary expense and $1,332,000 in compensation expense, including deferred bonus and milestone payments, of which approximately $1,114,000 and $109,000 was paid during the years ended December 31, 2017 and 2016, respectively. Included in accrued expenses as of December 31, 2017 and 2016 was approximately $1,065,000 and $1,683,000 of deferred compensation expense, respectively (See Note 10).

During 2015 certain relatives of the CEO acquired $50,000 of the Company’s convertible promissory notes, which are included in the amount outstanding as of December 31, 2017 and 2016.

As of December 31, 2017 and 2016, there was approximately $195,000 of convertible promissory notes and approximately $25,000 and $12,000 of accrued interest owed to certain Executives, respectively.

During 2016, the Company advanced payments to Executive Companies under short-term note receivable arrangements. As of December 31, 2017 and 2016, there was $75,000 included in due from related party for a note receivable owed to the Company. See Note 11 regarding full repayment of this note subsequent to December 31, 2017.

The Company obtains legal services from a law firm that owns a minority portion of the Company’s common stock. During 2017 and 2016, the Company incurred expenses with this law firm of approximately $143,000 and $63,000, respectively. As of December 31, 2017 and 2016, approximately $143,000 and $113,000 was owed to this law firm and recorded in accounts payable, respectively.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5: CONVERTIBLE PROMISSORY NOTES

During 2013, the Company entered into a convertible note purchase agreement (the “2013 Notes”) and issued $120,025 in convertible notes which were to convert at 80% of the price paid per share in the next equity financing of $2,500,000 or more. The 2013 Notes bore interest at 5% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015.

During 2015, the Company entered into convertible note purchase agreements (the “2015 Notes”) and issued $650,000 in convertible notes which were to convert at 80.00% of the price paid per share in the next equity financing of $2,500,000 or more. The 2015 Notes bore interest at 5% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015, for certain notes issued and December 31, 2017, for other notes issued, provided no conversion had occurred on or prior to such date.

The 2013 Notes and 2015 Notes included a redemption provision that required the Company, unless the note was converted, if there was a liquidity event, as defined in the agreement, to redeem the note in the amount equal to 150% of the principal balance, plus accrued and unpaid interest. The Company evaluated this redemption feature under the provisions of ASC 405, Accounting for Contingencies, and determined that the likelihood of the Company being required to redeem the note at 150% of its principal balance was not probable.

During January 2016, the Company issued an additional $150,000 of 2015 Notes. On January 22, 2016, the 2013 Notes and 2015 Notes and accrued interest totaling approximately $949,000 were exchanged for new convertible promissory notes (the “2016 Notes”) bearing an interest rate of 7% annually with a maturity date for the outstanding principal and accrued interest of January 22, 2018. The 2016 Notes convert at 75% of the price paid per share in the next equity financing of $7,500,000 or more. The redemption provision from the 2015 Notes and 2013 Notes was eliminated upon the issuance of the 2016 Notes.

The Company examined the terms of the exchange of the 2015 Notes and 2013 Notes and determined that the exchange did not result in a debt extinguishment under the guidance of ASC 470-50, Debt Modifications and Extinguishments. There was a change in the fair value of the embedded conversion option from changing the conversion rate from 80% to 75% immediately before and after the modification, which resulted in an increase to the fair value of the embedded conversion feature. In accordance with ASC 470-50, the carrying amount of the debt instrument must be adjusted for an increase in the fair value of the embedded conversion option resulting from the modification.

The estimated fair value of the change in the embedded conversion option approximated $80,000 and was recorded as a debt discount and additional paid-in-capital at the modification date of January 22, 2016. The estimated fair value of the embedded conversion option was calculated as the difference in the conversion amount of the original conversion option of 80% versus the new conversion option of 75% at the exchange date, certain future dates and the maturity date of the 2016 Notes based on a probability-weighted scenario, discounted using the effective interest rate of the 2013 and 2015 Notes. Debt discount amortized to interest expense using the effective interest method was approximately $40,000 and $37,000 during the years ended December 31, 2017 and 2016.

After the conversion of the 2015 Notes and 2013 Notes, the Company issued approximately $2,499,000 of additional 2016 Notes in 2016, and $2,680,000 of additional 2016 Notes during the year ended December 31, 2017.

In April 2017 the Company issued new convertible promissory notes (the “April 2017 Notes”) bearing an interest rate of 7% annually with a maturity date for the outstanding principal and accrued interest of June 30, 2018. The April 2017 Notes convert at 75% of the price paid per share in the next equity financing of $20,000,000 or more. For the year ended December 31, 2017, the Company issued $1,000,000 in April 2017 Notes.

In September 2017, the Company issued new convertible promissory notes (the “September 2017 Notes”) bearing an interest rate of 7% annually with a maturity date for the outstanding principal and accrued interest of June 30, 2018. The September 2017 Notes convert at 75% of the price paid per share in the next equity financing of $7,500,000 or more. For the year ended December 31, 2017 the Company issued $1,400,000 in September 2017 Notes (Note 10).

The 2016 Notes, April 2017 Notes and September 2017 Notes are secured by all assets of the Company.

The conversion discount embedded in the 2016 Notes, April 2017 Notes and September 2017 Notes creates a contingent beneficial conversion feature which will be recorded as a charge to interest expense when the contingency occurs.

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INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5: CONVERTIBLE PROMISSORY NOTES (continued)

The convertible promissory notes consist of the following as of December 31, 2017 and 2016:

	2017	2016

Convertible promissory notes	$8,331,937	$3,201,937
Less debt discount	(2,892)	(35,800)

Total	$8,329,045	$3,166,137

The convertible promissory notes, related party consist of the following as of December 31, 2017 and 2016:

	2017	2016

Convertible promissory notes, related party	$245,399	$245,399
Less debt discount	(583)	(7,200)

Total	$244,816	$238,199

See Note 11 regarding the conversion of convertible promissory notes subsequent to December 31, 2017.

NOTE 6: LICENSE AGREEMENTS

During 2015, the Company entered into an Option Agreement (the “Alba Option”) with Alba Therapeutics Corporation (“Alba”). The Alba Option provided the Company with a period of time to evaluate Alba’s intellectual property and enter into a license agreement with Alba. In January 2016, the Company paid the remaining $25,000 option fee and exercised its rights under the Alba Option and in February 2016 entered into another agreement with Alba (the “Alba License”) to obtain the rights to certain intellectual property relating to Larazotide acetate and related compounds. The Company’s initial area of focus for these assets relates to the treatment of Celiac Disease. These assets are now referred to as INN-202 by the Company.

Upon execution of the Alba License, the Company paid Alba a non-refundable license fee of $500,000. In addition, the Company is required to make milestone payments to Alba upon the achievement of certain clinical and regulatory milestones totaling up to $1,500,000 and payments upon regulatory approval and commercial sales of a licensed product totaling up to $150,000,000, which is based on sales ranging from $100,000,000 to $1,500,000,000. The Company recorded $0 and $525,000 in research and development expenses from the Alba License in 2017 and 2016, respectively.

Upon the Company paying Alba $2,500,000 for the first commercial sale of a licensed product, the Alba License becomes perpetual and irrevocable. Upon the achievement of net sales in a year exceeding $1,500,000,000, the Alba License also becomes milestone fee free. The Alba License provides Alba with certain termination rights; including failure of the Company to use Commercially Reasonable Efforts to develop the licensed products.

During 2013, the Company entered into an exclusive license agreement with Seachaid Pharmaceuticals, Inc. (the “Seachaid Agreement”) to further develop and commercialize the licensed product, the compound known as APAZA. This product is now referred to as INN-108 by the Company. The agreement shall continue in effect on a country-by-country basis, unless terminated sooner in accordance with the termination provisions of the agreement, until the expiration of the royalty term for such product and such country. The royalty term for each such product and such country shall continue until the earlier of the expiration of certain patent rights (as defined in the agreement) or the date that the sales for one or more generic equivalents makes up a certain percentage of sales in an applicable country during a calendar year.

During 2015, the Company entered into amendments to the Seachaid Agreement to modify the payment terms and paid $0 and $100,000 in 2017 and 2016, respectively.

14

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6: LICENSE AGREEMENTS – (continued)

The Company was required to make an initial, non-refundable payment under the Seachaid Agreement in the amount of $200,000. The agreement also calls for milestone payments totaling up to $6,000,000 to be paid when certain clinical and regulatory milestones are met. There are also commercialization milestone payments ranging from $1,000,000 to $2,500,000 depending on net sales of the products in a single calendar year, followed by royalty payments in the single digits based on net product sales.

During 2014, the Company entered into an Asset Purchase Agreement with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of Secretin for the Pancreatic Imaging Market and Magnetic Resonance Cholangiopancreatography. This program is now referred to as INN-329 by the Company. As consideration for the Asset Purchase Agreement, the Company agreed to make a non-refundable cash payment on the date of the agreement and future royalty payments consisting of a low teens percentage of annual net sales, with the royalty payment percentage increasing as annual net sales increase. The royalty payments are made on a product-by-product and country-by-country basis and the obligation to make the payments expires with respect to each country upon the later of (i) the expiration of regulatory exclusivity for the product in that country or (ii) ten years after the first commercial sale in that country. The royalty amount is subject to reduction in certain situations, such as the entry of generic competition in the market.

NOTE 7: STOCKHOLDERS’ DEFICIT

Pursuant to the Articles of Incorporation and Bylaws approved in January 2012, as amended in February 2014, September 2015, and August 2016, the Company is authorized to issue 250,000,000 shares of common stock at a par value of $0.001. The Company recorded a reclassification in 2016 to increase the amount recorded for common stock to equal its par value as of December 31, 2016. This reclassification had no effect on the results of operations or the total amount of stockholders’ deficit. Share amounts for all periods presented are shown at post-split amounts.

NOTE 8: SHARE-BASED COMPENSATION

During 2015, the Company’s board of directors adopted the 2015 Stock Incentive Plan (the “Stock Plan”), which was approved by the Company’s stockholders. During 2017, the number of shares of common stock reserved for issuance to officers, directors, employees and consultants of the Company in accordance with the terms of the Stock Plan was increased from 15,000,000 to 20,000,000.

During 2015, the Company committed to grant 5,400,000 stock options to an executive at an exercise price that was to be based on a future equity financing event. During 2016, the option agreement was modified such that an exercise price for these options was determined by the board of directors after obtaining an external valuation of the Company’s common stock and a measurement date was established in July 2016. The options were granted with exercise prices of $0.11 per share, which was less than the deemed fair value of $0.30 per share in July 2016, resulting in an intrinsic value of $0.19 per share. The weighted average fair value at the date of grant for these options was $0.23.

As of December 31, 2017, there were approximately 1,841,000 shares available for future stock option grants under the Stock Plan. The terms of the agreements are determined by the Company’s board of directors. The Company’s awards vest based on the terms in the agreements with some awards vesting immediately and others vesting typically over a period of three to four years with a term of ten years.

The Company utilizes the Black-Scholes option pricing model to value awards under the Stock Plan. Key valuation assumptions include:

•	Expected dividend yield. The expected dividend is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.

•	Expected stock-price volatility. As the Company’s common stock is not publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term.

15

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 8: SHARE-BASED COMPENSATION – (continued)

•	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•	Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term for executive employees because of a lack of sufficient data. Therefore, the Company estimates the expected term by using the simplified method provided by the Securities and Exchange Commission. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options. The expected term for non-executive employees is the contractual life of the option.

The material factors incorporated in the Black-Scholes model in estimating the fair value of the options granted for the periods presented were as follows:

	Years Ended December 31
	2017	2016
Expected dividend yield	0%	0%
Expected stock-price volatility	73% – 76%	69%-71%
Risk-free interest rate	1.33% – 2.43%	1.0%-1.2%
Term of options	5.0 – 10.0	5.0-5.8

The following table summarizes stock option activity under the Stock Plan for the years ended December 31, 2017 and 2016:

	Number of Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Remaining Contractual Life (in years)
Outstanding at December 31, 2015	—	$—	$—	—
Options granted	5,400,000	0.11	—	—
Options forfeited	—	—	—	—
Options exercised	—	—	—	—
Outstanding at December 31, 2016	5,400,000	0.11	3,618,000	8.84
Options granted	12,758,575	0.79	—	—
Options forfeited	—	—	—	—
Options exercised	—	—	—	—
Outstanding at December 31, 2017	18,158,575	0.59	6,617,433	9.04
Exercisable at December 31, 2017	13,853,868	0.55	5,668,164	8.98
Vested and expected to vest at December 31, 2017	17,853,507	$0.59	$6,563,294	9.03

The weighted average grant date fair value of options granted was $0.60 and $0.23 during the years ended December 31, 2017 and 2016, respectively.

16

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 8: SHARE-BASED COMPENSATION – (continued)

The Company recognized non-cash share-based compensation expense for services of approximately $3,931,000 and $1,049,000 within general and administrative expense and approximately $2,088,000 and $0 within research and development expense in the accompanying statements of operations for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, there was approximately $2,608,000 of total unrecognized compensation cost related to unvested stock-based compensation arrangements. This cost is expected to be recognized over a weighted average period of 3.0 years.

The Stock Plan provides for accelerated vesting under certain change-of-control transactions.

NOTE 9: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	2017	2016
Noncurrent:
Deferred tax assets:
Tax loss and contribution carryforwards	$865,600	$536,000
Deferred compensation	—	605,500
Stock compensation	1,396,300	—
Intangible assets	1,588,700	1,165,900
Other	1,400	300
Valuation allowance	(3,852,000)	(2,307,700)
Total deferred tax assets, noncurrent	$—	$—

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2017 and 2016, the valuation allowance increased by $1,544,300 and $1,561,200, respectively.

The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2017 and 2016, and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:

	2017		2016
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings
Income tax benefit at statutory rate	$(3,946,000)	(34.0)%	$(1,910,800)	(34.0)%
State income taxes, net of federal tax benefit	(157,700)	(1.4)%	(111,300)	(2.0)%
Non-deductible expenses	342,400	3.0%	454,200	8.1%
Change in federal tax rate	2,234,800	19.3%	—	—
Change in state tax rate	83,200	0.7%	13,600	0.2%
Other	(101,000)	(0.9)%	(6,900)	(0.1)%
Change in valuation allowance	1,544,300	13.3%	1,561,200	27.8%
Income tax benefit	$—	0.0%	$—	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law, which reduced the federal corporation income tax rate to 21% for tax years beginning after December 31, 2017. As a result of the new enacted tax rate, the Company adjusted its deferred tax assets as of December 31, 2017 by applying the new 21% rate, which resulted in a decrease to the deferred tax assets and a corresponding decrease to the valuation allowance of approximately $2.3 million.

As of December 31, 2017, and 2016, the Company had no unrecognized tax benefits.

17

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 9: INCOME TAXES – (continued)

The Company is subject to United States federal income tax and income tax in multiple state jurisdictions. The Company has analyzed its filing positions in all federal and state jurisdictions where it is required to file income tax returns, as well as open tax years in these jurisdictions. The Company is subject to United States federal, state, and local tax examinations by tax authorities for all years of operation. No income tax returns are under examination by taxing authorities at this time.

The Company’s policy for recording interest and penalties is to record them as a component of interest expense and general and administrative expenses. During December 31, 2017 and 2016, the Company did not record any expense to the income statement or balance sheet for interest and penalties.

As of December 31, 2017, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $3,823,300 and $3,063,400 respectively, which begin to expire in 2034 and 2029. As of December 31, 2017, the Company has contribution carryforwards of approximately $10,500, which begin to expire in 2020.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company has employment agreements with certain executives of the Company (the “Executive Agreements”). Under the terms of the Executive Agreements, the Company has agreed to pay the executives certain payments upon the achievement of financial milestone events. These milestone events were based on total debt or equity funding received by the Company. During the year ended December 31, 2017, the initial funding milestone was reached and the executives in the aggregate were paid $145,000 in accordance with the terms of the Executive Agreements. The executives are eligible to receive up to $1,595,000 in additional milestone payments upon the achievement of a financing event with gross proceeds of at least $45,000,000 by March 15, 2018. As of December 31, 2017, and 2016, there was approximately $1,065,000 and $1,683,000 of deferred compensation payments included in accrued expenses, respectively (see Note 4).

18

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 10: COMMITMENTS AND CONTINGENCIES – (continued)

Office Lease

In October 2017, the Company entered into a new three-year lease for office space that expires on September 30, 2020. Base annual rent is $60,000, or $5,000 per month. The first two months of rent were paid in advance upon lease signing and the next ten months of rent were paid in advance on November 30, 2017. Beginning with month thirteen, monthly payments of $5,000 will be paid in advance of the first day of each month of the remaining term. A security deposit of $5,000 was paid in October 2017. The lease contains a two-year renewal option.

Legal

The Company is not currently involved in any legal matters arising in the normal course of business. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict; therefore, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

NOTE 11: SUBSEQUENT EVENTS

On January 29, 2018, the Company and Monster Digital, Inc. (“Monster”) completed a merger in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended, (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and the Company, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals, with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). The Merger was accounted for as a reverse recapitalization.

In connection with the Merger, the Company assumed approximately $1.0 million in liabilities from Monster for tail insurance coverage for its directors and officers and certain transaction costs.

Immediately prior to the closing of the Merger, accredited investors purchased shares of common stock of the Company in a private placement for gross proceeds of approximately $18.1 million, or $16.5 million, net of approximately $1.5 million in placement agent fees and $80,000 in non-accountable expense costs (the “Equity Issuance”). Additionally, the Company issued five-year warrants to each cash purchaser of common stock, or an aggregate of approximately 1.4 million warrants, with an exercise price of $3.18 after giving effect to the exchange ratio. The Company also issued 349,555 five-year warrants with an exercise price of $2.54 and 279,862 five-year warrants with an exercise price of $3.18 to the respective placement agents and their affiliates.

The Company incurred approximately $1.7 million in advisory and legal expenses in connection with the Merger, of which approximately $1.2 million was incurred and recorded subsequent to December 31, 2017.

In January 2018, preceding the Equity Issuance, the Company issued additional 2016 Notes in the aggregate amount of $270,000 to third-party investors and repaid certain third-party investors $200,000 in outstanding principal and approximately $26,000 in accrued interest Note 5.

Concurrently with the Equity Issuance, convertible promissory notes issued by the Company in the aggregate principal amount of approximately $8.6 million plus accrued interest of $582,000 were converted into shares of Company common stock at a price per share of $0.72 (the “Conversion”), which reflected a 25% discount relative to the shares issued pursuant to the Equity Issuance (the “Conversion Discount”). The Conversion Discount represented a beneficial conversion feature of approximately $3.1 million which will be recorded as a charge to interest expense and a credit to additional paid-in capital.

19

INNOVATE BIOPHARMACEUTICALS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 11: SUBSEQUENT EVENTS – (continued)

On January 29, 2018, the Company entered into a Note Purchase Agreement and Senior Note Payable (“Note”) with a lender.  The principal amount of the Note is $4.8 million (“Principal”).  The Note was issued at a discount of $1.8 million and net of $20,000 for financing costs, for total proceeds of $2.98 million.  The Note matures on September 30, 2018 (“Maturity Date”); however, the Maturity Date may be extended at the option of the lender under certain circumstances as outlined in the Note.  Interest on the Note accrues starting on the Closing Date at a rate of 12.5% per annum and payments of interest only are due beginning on March 30, 2018 and compound quarterly.  Upon the Maturity Date of the Note, the Company is required to pay the lender an amount representing 105% of all outstanding Principal, accrued and unpaid interest, and any unpaid late charges, if applicable.  The Note contains redemption features and certain non-financial covenants and penalties to the Company in the case of certain events of default, as defined in the Note.

As of December 31, 2017 and 2016, there was $75,000 included in due from related party for a note receivable owed to the Company by an Executive. This note was repaid in full in February 2018.

In February 2018, approximately $1.1 million of deferred compensation was paid to Executives due to their achievement of certain financial milestones pursuant to their employment agreements (see Notes 4 and 10).

In March 2018, the Company entered into amended and restated executive employment agreements with each of the Executives.

Subsequent events have been evaluated through March 13, 2018, the date at which the financial statements were available to be issued.

20

(b)	Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”).  Prior to the completion of the Merger, Monster transferred all of its businesses and assets, including all shares of SDJ Technologies, Inc., and those liabilities of the Company not assumed by Innovate further to the Merger, to MD Holding Co. Inc., a wholly owned subsidiary (the “Spin-Co”). The shares of the Spin-Co were subsequently spun off pro rata to holders of Monster’s common stock immediately prior to the Merger (the “Spin-Off”).

Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018. Prior to the Merger, Monster was incorporated in Delaware under the name “Monster Digital, Inc.”

The following unaudited pro forma condensed combined financial information presents the pro forma financial position and results of operations of (1) Monster based on the historical consolidated financial statements of Monster, after giving effect to the Spin-Off and (2) Private Innovate, based on the historical consolidated financial statements of Monster and Private Innovate, after giving effect to the Spin-Off and the Merger. For clarity, the pro forma financial statements with respect to the Spin-Off and the pro forma financial statements with respect to the Merger are presented separately below.

Each unaudited pro forma condensed combined balance sheet as of December 31, 2017 set forth below gives effect to the Spin-Off or the Merger, as applicable, as if each transaction took place on December 31, 2017. Each unaudited pro forma combined statement of operations for the year ended December 31, 2017 gives effect to the Spin-Off and the Merger, as applicable, as if they took place on January 1, 2017.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Monster and Private Innovate and the section of this Current Report on Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Monster’s historical consolidated financial statements as of and for the years ended December 31, 2017 and 2016 are included in the Innovate Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 13, 2018. Innovate’s historical financial statements for the years ended December 31, 2017 and 2016 are included elsewhere in this Current Report on Form 8-K.

Unaudited Pro Forma Financial Information for Spin-Co Adjustment

The following selected unaudited pro forma financial information presents the pro forma financial position and results of operations of Monster based on the historical consolidated financial statements of Monster, after giving effect to the Spin-Off.

Because the unaudited pro forma condensed combined balance sheet reflects the consolidated financial information of Monster as of December 31, 2017, it does not reflect any changes to Monster’s assets or liabilities which have occurred since December 31, 2017 or which may occur following the date of this Current Report on Form 8-K.

21

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2017 (in thousands)	Historical Monster	Spin-Co Adjustments (Note 2)	Monster Merger Sub	Pro Forma Adjustments	Note 3	Adjusted Historical Monster
ASSETS
Current assets:
Cash	$426	$(426)	—	—	(a)	$—
Accounts receivable	90	(90)	—	—		—
Inventory	101	(101)	—	—		—
Prepaids & other	46	(46)	—	—		—
Total current assets	663	(663)	—	—		—
Deposits	14	(14)	—			—
Total	$677	$(677)	—	—		$—

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	441	(100)	341	—		341
Accrued expenses	692	(33)	659	—		659
Customer deposits	125	(125)	—	—		—
Due to related parties	33	(33)	—	—		—
Notes payable	1,359	(38)	1,321	(1,321)	(b)	—
Total current liabilities	2,650	(329)	2,321	(1,321)		1,000
Stockholders’ (deficit) equity:
Common stock	1	(1)	—	—		—
Additional paid-in capital	38,039	1	38,040	396	(a)	—
	—	—	—	1,321	(b)	—
	—	—	—	(39,995)	(c)	—
	—	—	—	238	(d)	—
Accumulated deficit	(40,013)	(348)	(40,361)	(396)	(a)	(1,000)
	—	—	—	39,995	(c)	—
	—	—	—	(238)	(d)	—
Total stockholders’ (deficit) equity	(1,973)	(348)	(2,321)	1,321		(1,000)
Total	$677	$(677)	—	—		$—

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

22

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017 (in thousands, except per share data)	Historical Monster	Spin-Co Adjustments (Note 2)	Monster Merger Sub, Inc.	Pro Forma Adjustments	Note 3	Adjusted Historical Monster
Consolidated Statement of Operations Data:
Revenue	$1,883	$(1,883)	—	—		$—
Cost of sales	(1,947)	1,947	—	—		—
Gross profit	(64)	64	—	—		—
Operating expenses:
Research and development	190	(190)	—	—		—
Sales and marketing	1,428	(1,428)	—	—		—
General and administrative	4,984	(3,226)	1,758	396	(a)	2,154
Trademark impairment	2,286	(2,286)	—	—		—
Total operating expenses	8,888	(7,130)	1,758	396		2,154

Operating income (loss)	(8,952)	7,194	(1,758)	(396)		(2,154)

Other (income) expense:
Interest expense	93	(93)	—	—		—
Gain on extinguishment of debt	(200)	200	—	—		—
Gain on settlement of customer refund	(920)	920	—	—		—
Income tax	—	—	—	—		—
Total other (income) expense, net	(1,027)	1,027	—	—		—
Net income (loss)	$(7,925)	$6,167	(1,758)	(396)		$(2,154)
Net loss per share
Basic and diluted	$(8.41)
Weighted-average common shares outstanding:
Basic and diluted	942

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

23

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1)	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X.  The historical consolidated financial statements of Monster have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of Innovate. Such adjustments do not contemplate the consumption of cash resources to fund continuing operating costs of Monster for the period subsequent to December 31, 2017.

The unaudited pro forma condensed combined financial information is based on the audited financial statements of Monster as of December 31, 2017. As such, the financial information set forth below is not a prediction or estimate of the amounts that would be reflected in Monster’s balance sheet as of the day of closing of the transactions. Other than as disclosed in the footnotes thereto, the unaudited pro forma condensed combined financial information does not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Monster completed the Spin-Off as of or during the specified periods.

2)	Spin-Co Adjustments

Spin-Co is the action sports camera business operated by Monster Digital, Inc. For the December 31, 2017 pro forma balance sheet presentation, other than certain liabilities of approximately $1.0 million that were assumed by Innovate, all assets and liabilities of Spin-Co are eliminated as Spin-Co adjustments with net assets distributed to the stockholders of Monster Digital, Inc. For the December 31, 2017 pro forma statement of operations, the revenue and cost of sales related to the camera business and the expenses associated with the generation of those revenues are eliminated as Spin-Co adjustments.

These adjustments reflect the Spin-Out that occurred on the effective date of the Merger, whereby all of the business and assets and certain of the liabilities of Monster not assumed by Innovate further to the Merger were acquired by Spin-Co. The remaining general and administrative expenses shown in the Adjusted Historical Monster column consist of public company operating expenses including legal fees, insurance, and certain executive salaries associated with operating a public company.

24

3)	Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	Represents exercise of warrants into shares of Monster common stock issued in January 2018. The proceeds of the exercise funded the operations of Monster.

b)	Represents the full conversion of convertible debt at the consummation of the Merger.

c)	Represents the elimination of Monster’s historical accumulated deficit.

d)	Represents unamortized, non-cash, stock-based compensation related to the issuance of restricted common stock and options of Monster.

Unaudited Pro Forma Financial Information for Merger

The following unaudited pro forma condensed combined financial information presents the pro forma financial position and results of operations of Innovate based on the historical consolidated financial statements of Monster and Private Innovate, after giving effect to the Spin-Off and the Merger.

The unaudited pro forma condensed combined balance sheet and unaudited condensed combined statement of operations gives effect to the Equity Issuance and the Conversion at a $60.0 million pre-Merger valuation amount (the “Valuation”).

25

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2017 (in thousands)	Historical Private Innovate	Pro Forma Adjustments		Adjusted Historical Monster		Adjusted Proforma Total
Assets
Cash	$356	$16,532	(a)	$-		$19,642
		2,980	(a)	-		-
	-	(226)	(b)	-		-
Deferred offering costs	160	(160)	(a)	-		-
Prepaid expenses and other	237	-		-		237
Total current assets	753	19,126		-		19,879

Property and equipment, net	41	-		-		41
Other assets	6	-		-		6
Total assets	$800	$19,126		$-		$19,926

Liabilities
Current liabilities:
Accounts payable	$2,659	$(270)	(b)	$341	(f)	$2,730
Accrued expenses including interest	1,741	(560)	(b)	659	(f)	3,410
	-	1,570	(d)	-		-
Debt	-	4,800	(a)	-		4,800
Debt discount	-	(1,820)	(a)	-		(1,820)
Convertible promissory notes, net	8,344	(8,344)	(b)	-		-
Convertible promissory notes, related party, net	230	(230)	(b)	-		-
Total current liabilities	$12,974	$(4,854)		$1,000		$9,120

Total liabilities	$12,974	$(4,854)		$1,000		$9,120

Stockholders’ deficit
Common stock	$32	(29)	(e)	-		$3
Additional paid-in-capital	7,148	16,532	(a)	-		34,856
	-	(160)	(a)	-		-
	-	9,230	(b)	-		-
	-	3,077	(c)	-		-
	-	29	(e)	-		-
	-	(1,000)	(f)	-		-
Accumulated deficit	(19,354)	(52)	(b)	-		(24,053)
	-	(3,077)	(c)	-		-
	-	(1,570)	(d)	-		-
Total stockholders’ (deficit) equity	$(12,174)	$23,980		$(1,000)		$10,806

Total liabilities and stockholders’ (deficit) equity	$800	$19,126		$-		$19,926

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

26

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017 (in thousands, except per share data)	Historical Private Innovate	Adjusted Historical Monster(1)	Pro Forma Adjustments		Pro Forma Combined
Consolidated Statement of Operations Data:
Revenue	$—	$—	$—		$—
Cost of sales	—	—	—		—
Gross profit	—	—	—		—
Operating expenses:
Research and development	4,008	—	—		4,008
Sales and marketing	—	—	—		—
General and administrative	7,162	2,154	(557)	(g)	8,759
Total operating expenses	11,170	2,154	(557)		12,767
Other (income) expense:
Interest expense	436	—	—		436
Gain on settlement of debt	—	—	—		—
Income tax	—	—	—		—
Total other expense, net	436	—	—		436
Net income (loss)	$(11,606)	$(2,154)	$557		$(13,203)
Net loss per share
Basic and diluted	$(0.98)	$(1.15)	$0.05		$(0.51)
Weighted-average common shares outstanding (h):
Basic and diluted	11,888	1,865	11,939		25,692

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

27

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1)	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X. The historical financial statements of Private Innovate and the historical consolidated financial statements of Monster have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of Innovate.

The Merger has been accounted for as a capital transaction rather than as a business combination as the business of Monster was spun off prior to the Merger. In accordance with U.S. GAAP, the Merger has been accounted for as a reverse recapitalization, equivalent to the issuance of common shares by Innovate for the net monetary assets of Monster accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded. Monster was the legal acquirer, but for accounting purposes, Innovate was treated as the accounting acquirer. Innovate recorded Monster’s liabilities assumed upon the consummation of the Merger at fair value. Effective with the consummation of the Merger, the historical financial statements of Innovate became the historical financial statements of the combined company.

The unaudited pro forma condensed combined financial information assumes that the Merger occurred on December 31, 2017 and does not provide a reasonable estimate of the assets or liabilities of Innovate on or following the date of the Merger. In particular, the unaudited pro forma condensed combined financial information does not reflect the reduction in either Monster’s or Innovate’s cash resulting from the operations of such entities since December 31, 2017 or since the date of this Current Report on Form 8-K. Other than as disclosed in the footnotes thereto, the unaudited pro forma condensed combined financial information does not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Monster and Innovate been a consolidated company during the specified periods.

2)	Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information (in thousands):

(a)	Represents the net proceeds of $16,532 from the sale of $18,112 of Innovate common stock (the Equity Issuance), net of $1,580 of offering costs, plus the $2,980 in proceeds from a $4,800 debt financing, net of a $1,800 debt discount and $20 in debt legal costs. Deferred offering costs of $160 reverse to additional paid-in-capital upon closing of the Equity Issuance.

(b)	Represents convertible promissory notes of $8,374 as of December 31, 2017, plus amortized debt discount of $3, and additional proceeds from promissory notes received through January 29, 2018 of $270, in addition to related accrued interest of $534 as of December 31, 2017 plus additional accrued interest of $49 through January 29, 2018 that converted concurrent with the consummation of the Merger at a discount to equity securities issued by Innovate pursuant to the Equity Issuance. These adjustments also include $200 in convertible promissory notes and $26 in accrued interest which matured on January 22, 2018 for which the holders chose to redeem for cash instead of converting. Promissory notes in the amount of $270 entered into subsequent to December 31, 2017 were used for general operating purposes.

(c)	The conversion described in (b) creates a beneficial conversion feature, which is recorded as additional interest expense and additional paid-in capital. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

(d)	Represents accrued investment banker and legal fees directly related to the Merger. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

(e)	Adjusts outstanding common shares to their par value.

28

(f)	Represents liabilities assumed by Innovate from Monster.

(g)	Represents transaction costs incurred during the year ended December 31, 2017. This pro forma adjustment is not reflected in the unaudited pro forma combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

(h)	The basic and diluted weighted-average common shares outstanding on a pro forma combined basis were calculated based on the shares issued for the Conversion and Equity Issuance of Innovate and the common share exchange using an exchange ratio of 0.37686605 upon Merger close. The pro forma combined fully diluted shares outstanding is calculated as follows:

Description
Innovate common shares	11,888
Innovate equity issuance and convertible debt and accrued interest on common shares	11,939
Monster common shares	1,865
Total common shares used in basic and diluted EPS	25,692
Innovate warrants	2,052
Innovate options	6,843
Monster warrants	154
Monster options	2
Total pro forma fully diluted shares outstanding	34,743

29

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”).  Prior to the completion of the Merger, Monster transferred all of its businesses and assets, including all shares of SDJ Technologies, Inc., and those liabilities of the Company not assumed by Innovate further to the Merger, to MD Holding Co. Inc., a wholly owned subsidiary (the “Spin-Co”). The shares of the Spin-Co were subsequently spun off pro rata to holders of Monster’s common stock immediately prior to the Merger (the “Spin-Off”).

Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018. Prior to the Merger, Monster was incorporated in Delaware under the name “Monster Digital, Inc.”

The following unaudited pro forma condensed combined financial information presents the pro forma financial position and results of operations of (1) Monster based on the historical consolidated financial statements of Monster, after giving effect to the Spin-Off and (2) Private Innovate, based on the historical consolidated financial statements of Monster and Private Innovate, after giving effect to the Spin-Off and the Merger. For clarity, the pro forma financial statements with respect to the Spin-Off and the pro forma financial statements with respect to the Merger are presented separately below.

Each unaudited pro forma condensed combined balance sheet as of September 30, 2017 set forth below gives effect to the Spin-Off or the Merger, as applicable, as if each transaction took place on September 30, 2017. Each unaudited pro forma combined statement of operations for the period ended September 30, 2017 gives effect to the Spin-Off and the Merger, as applicable, as if they took place on January 1, 2017.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Monster and Private Innovate and the section of this Current Report on Form 8-K statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Monster’s historical consolidated financial statements as of and for the periods ended September 30, 2017 and 2016 are included in Monster’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, filed with the SEC on November 8, 2017. Innovate’s historical financial statements for the nine months ended September 30, 2017 and 2016 are included in Innovate’s Current Report on Form 8-K filed with the SEC on February 2, 2018.

Unaudited Pro Forma Financial Information for Spin-Co Adjustment

The following selected unaudited pro forma financial information presents the pro forma financial position and results of operations of Monster based on the historical consolidated financial statements of Monster, after giving effect to the Spin-Off.

Because the unaudited pro forma condensed combined balance sheet reflects the consolidated financial information of Monster as of September 30, 2017, it does not reflect any changes to Monster’s assets or liabilities which have occurred since September 30, 2017 or which may occur following the date of this Current Report on Form 8-K.

30

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2017 (in thousands)	Historical Monster	Spin-Co Adjustments (Note 2)	Monster Merger Sub	Pro Forma Adjustments	Note 3	Adjusted Historical Monster
ASSETS
Current assets:
Cash	$174	$(174)	$—	$—	(a) (c)	$—
Accounts receivable	127	(127)	—	—		—
Inventory	498	(498)	—	—		—
Prepaids & other	257	(257)	—	—		—
Total current assets	1,056	(1,056)	—	—		—
Trademark	2,319	(2,319)	—	—		—
Deposits	14	(14)	—	—		—
Total	$3,389	$(3,389)	—	—		$—

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	624	(351)	273	—		273
Accrued expenses	1,506	(779)	727	—		727
Customer deposits	1,336	(736)	600	(600)	(b)	—
Line of credit	107	(107)	—	—		—
Due to related parties	34	(34)	—	—		—
Notes payable	1,270	(38)	1,232	(1,232)	(d)	—
Total current liabilities	4,877	(2,045)	2,832	(1,832)		1,000
Stockholders’ (deficit) equity:
Common stock	1	(1)	—	—		—
Additional paid-in capital	35,986	1	35,987	1,189	(a)	—
				600	(b)	—
				396	(c)	—
				1,232	(d)	—
				(39,788)	(e)	—
				384	(f)	—
Accumulated deficit	(37,475)	(1,344)	(38,819)	(1,189)	(a)	(1,000)
				(396)	(c)	—
				39,788	(e)	—
				(384)	(f)	—
Total stockholders’ (deficit) equity	(1,488)	(1,344)	(2,832)	1,832		(1,000)
Total	$3,389	$(3,389)	$—	$—		$—

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

31

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Period Ended September 30, 2017 (in thousands, except per share data)	Historical Monster	Spin-Co Adjustments (Note 2)	Monster Merger Sub, Inc.	Pro Forma Adjustments	Note 3	Adjusted Historical Monster
Consolidated Statement of Operations Data:
Revenue	$1,277	$(1,277)	—	—		$—
Cost of sales	(1,432)	1,432	—	—		—
Gross profit	(155)	155	—	—		—
Operating expenses:
Research and development	170	(170)	—	—		—
Sales and marketing	1,286	(1,286)	—	—		—
General and administrative	3,807	(2,456)	1,351	1,189	(a)	2,936
				396	(c)
Total operating expenses	5,263	(3,912)	1,351	1,585		2,936

Operating Income (loss)	(5,418)	4,067	(1,351)	(1,585)		(2,936)

Other (income) expense:
Interest expense	37	(1)	36	—		36
Gain on extinguishment of debt	(68)	68	—	—		—
Income tax	—	—	—	—		—
Net income (loss)	$(5,387)	$4,000	(1,387)	(1,585)		$(2,972)
Net loss per share
Basic and diluted	$(6.20)
Weighted-average common shares outstanding:
Basic and diluted	868

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

32

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1)	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X.  The historical consolidated financial statements of Monster have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of Innovate. Such adjustments do not contemplate the consumption of cash resources to fund continuing operating costs of Monster for the period subsequent to September 30, 2017.

The unaudited pro forma condensed combined financial information is based on the audited financial statements of Monster as of September 30, 2017. As such, the financial information set forth below is not a prediction or estimate of the amounts that would be reflected in Monster’s balance sheet as of the day of closing of the transactions. Other than as disclosed in the footnotes thereto, the unaudited pro forma condensed combined financial information does not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Monster completed the Spin-Off as of or during the specified periods.

2)	Spin-Co Adjustments

Spin-Co is the action sports camera business operated by Monster Digital, Inc. For the September 30, 2017 pro forma balance sheet presentation, other than certain liabilities of approximately $1.0 million that were assumed by Innovate, all assets and liabilities of Spin-Co are eliminated as Spin-Co adjustments with net assets distributed to the stockholders of Monster Digital, Inc. For the September 30, 2017 pro forma statement of operations, the revenue and cost of sales related to the camera business and the expenses associated with the generation of those revenues are eliminated as Spin-Co adjustments.

These adjustments reflect the Spin-Out that occurred on the effective date of the Merger, whereby all of the business and assets and certain of the liabilities of Monster not assumed by Innovate further to the Merger were acquired by Spin-Co. The remaining general and administrative expenses shown in the Adjusted Historical Monster column consist of public company operating expenses including legal fees, insurance, and certain executive salaries associated with operating a public company.

3)	Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	Represents the exercise of warrants that occurred in November 2017. The proceeds of the warrant exercise were used to fund the operations of Monster.

b)	Represents a conversion of debt to equity that occurred in November 2017

c)	Represents shares of Monster common stock issued in January 2018. The proceeds of the exercise funded the operations of Monster.

d)	Represents the full conversion of convertible debt at the consummation of the reverse merger

e)	Represents the elimination of Monster’s historical accumulated deficit.

f)	Represents unamortized, non-cash, stock-based compensation related to the issuance of restricted common stock and options of Monster.

33

Unaudited Pro Forma Financial Information for Merger

The following unaudited pro forma condensed combined financial information presents the pro forma financial position and results of operations of Innovate based on the historical consolidated financial statements of Monster and Private Innovate, after giving effect to the Spin-Off and the Merger.

The unaudited pro forma condensed combined balance sheet and unaudited condensed combined statement of operations gives effect to the Equity Issuance and the Conversion at a $60.0 million pre-Merger valuation amount (the “Valuation”).

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2017 (in thousands, except share and per share data)	Historical Private Innovate	Pro Forma Adjustments		Adjusted Historical Monster		Adjusted Proforma Total
Assets
Cash	$1,479	$16,532	(a)	$-		$20,765
		2,980	(a)	-		-
	-	(226)	(b)	-		-
Prepaid expenses and other	128	-		-		128
Total current assets	1,607	19,286		-		20,893

Property and equipment, net	7	-		-		7
Total assets	$1,614	$19,286		$-		$20,900

Liabilities
Current liabilities:
Accounts payable	$2,819	$(1,116)	(b)	$273	(f)	$1,976
Accrued expenses including interest	2,143	(416)	(b)	727	(f)	4,072
	-	1,618	(d)	-		-
Debt	-	4,800	(a)	-		4,800
Debt Discount	-	(1,820)	(a)	-		(1,820)
Convertible promissory notes, net	7,490	(7,490)	(b)	-		-
Convertible promissory notes, related party, net	228	(228)	(b)	-		-
Total current liabilities	$12,680	$(4,652)		$1,000		$9,028

Total liabilities	$12,680	$(4,652)		$1,000		$9,028

Stockholders’ deficit
Common stock	$32	(29)	(e)	-		$3
Additional paid-in-capital	5,879	16,532	(a)	-		34,249
	-	9,230	(b)	-		-
	-	3,077	(c)	-		-
	-	29	(e)	-		-
	-	(1,000)	(f)	-		-
Accumulated deficit	(16,977)	(206)	(b)	-		(22,380)
	-	(3,077)	(c)	-		-
	-	(1,618)	(d)	-		-
Total stockholders’ (deficit) equity	$(11,066)	$23,938		$(1,000)		$11,872

Total liabilities and stockholders’ (deficit) equity	$1,614	$19,286		$-		$20,900

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

34

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Period Ended September 30, 2017 (in thousands, except per share data)	Historical Private Innovate	Adjusted Historical Monster(1)	Pro Forma Adjustments		Pro Forma Combined
Consolidated Statement of Operations Data:
Revenue	$—	$—	$—		$—
Cost of sales	—	—	—		—
Gross profit	—	—	—		—
Operating expenses:
Research and development	2,833	—	—		2,833
Sales and marketing	—	—	—		—
General and administrative	6,115	2,936	(258)	(g)	8,793
Total operating expenses	8,948	2,936	(258)		11,626
Other (income) expense:
Interest expense	282	36	—		318
Gain on settlement of debt	—	—	—		—
Income tax	—	—	—		—
Total other expense, net	282	36	—		318
Net income (loss)	$(9,230)	$(2,972)	$258		$(11,944)
Net loss per share
Basic and diluted	$(0.78)	$(1.59)	$0.02		$(0.46)
Weighted-average common shares outstanding (h):
Basic and diluted	11,888	1,865	11,939		25,692

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of this unaudited condensed combined pro forma financial information.

35

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1)	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X. The historical financial statements of Private Innovate and the historical consolidated financial statements of Monster have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of Innovate.

The Merger has been accounted for as a capital transaction rather than as a business combination as the business of Monster was spun off prior to the Merger. In accordance with U.S. GAAP, the Merger has been accounted for as a reverse recapitalization, equivalent to the issuance of common shares by Innovate for the net monetary assets of Monster accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded. Monster was the legal acquirer, but for accounting purposes, Innovate was treated as the accounting acquirer. Innovate recorded Monster’s liabilities assumed upon the consummation of the Merger at fair value. Effective with the consummation of the Merger, the historical financial statements of Innovate became the historical financial statements of the combined company.

The unaudited pro forma condensed combined financial information assumes that the Merger occurred on September 30, 2017 and does not provide a reasonable estimate of the assets or liabilities of Innovate on or following the date of the Merger. In particular, the unaudited pro forma condensed combined financial information does not reflect the reduction in either Monster’s or Innovate’s cash resulting from the operations of such entities since September 30, 2017 or since the date of this Current Report on Form 8-K. Other than as disclosed in the footnotes thereto, the unaudited pro forma condensed combined financial information does not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Monster and Innovate been a consolidated company during the specified periods.

2)	Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information (in thousands):

(a)	Represents the net proceeds of $16,532 from the sale of $18,112 of Innovate common stock (the Equity Issuance), net of $1,580 of offering costs, plus the $2,980 in proceeds from a $4,800 debt financing, net of a $1,800 debt discount and $20 in debt legal costs.

(b)	Represents convertible promissory notes of $7,518 as of September 30, 2017, plus amortized debt discount of $13, and additional proceeds from promissory notes received through January 29, 2018 of $1,116, in addition to related accrued interest of $416 as of September 30, plus additional accrued interest of $167 through January 29, 2018 that converted concurrent with the consummation of the Merger at a discount to equity securities issued by Innovate pursuant to the Equity Issuance. These adjustments also include $200 in convertible promissory notes and $26 in accrued interest which matured on January 22, 2018 for which the holders chose to redeem for cash instead of converting. Promissory notes in the amount of $1,116 entered into subsequent to September 30, 2017 were used for general operating purposes.

(c)	The conversion described in (b) creates a beneficial conversion feature, which is recorded as additional interest expense and additional paid-in capital. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

(d)	Represents accrued investment banker and legal fees directly related to the Merger. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

36

(e)	Adjusts outstanding common shares to their par value.

(f)	Represents liabilities assumed by Innovate from Monster.

(g)	Represents transaction costs incurred during the period ended September 30, 2017. This pro forma adjustment is not reflected in the unaudited pro forma combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the Company.

(h)	The basic and diluted weighted-average common shares outstanding on a pro forma combined basis were calculated based on the shares issued for the Conversion and Equity Issuance of Innovate and the common share exchange using an exchange ratio of 0.37686605 upon Merger close. The pro forma combined fully diluted shares outstanding is calculated as follows:

Description
Innovate common shares	11,888
Innovate equity issuance and convertible debt and accrued interest on common shares	11,939
Monster common shares	1,865
Total common shares used in basic and diluted EPS	25,692
Innovate warrants	2,052
Innovate options	6,843
Monster warrants	154
Monster options	2
Total pro forma fully diluted shares outstanding	34,743

37

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
23.1	Consent of Mayer Hoffman McCann, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc. a Delaware corporation

Date: March 13, 2018	By:	/s/ Jay P. Madan

Jay P. Madan
President and Chief Business Officer